Exhibit 10.1


                       CONSULTING AGREEMENT
                           BY AND AMONG
            BRUSH CREEK MINING & DEVELOPMENT CO., INC.,
                    TIGER EYE CAPITAL, L.L.C.,
                               AND
                          JASON H. POLLAK


     THIS AGREEMENT is entered into as of this 11th day of April, 1997, by and among Brush Creek Mining and Development, Co., Inc., a Nevada Corporation with principal offices at 970 East Main Street, Suite 200, Grass Valley, California, 95945 (the "Corporation"), Jason H. Pollak (hereinafter referred to as "Pollak" or the "Consultant" as the context may require) and Tiger Eye Capital, L.L.C., a Delaware Corporation with principal offices at 175 EAB Plaza, Lobby Level, Uniondale, N.Y. 11556-0175 ("Tiger").

     WHEREAS, Tiger, through its officers and employees has developed expertise in and is in the business of providing consulting services, including providing investor and public relations services;

     WHEREAS, Pollak is the president and an employee of Tiger, and has expertise in the area of providing consulting services, including providing investor and public relations services;

     WHEREAS, the Corporation desires to engage Pollak to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Pollak desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Tiger, Pollak and the Corporation have agreed that Pollak shall render the services set forth below to the Corporation upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Tiger has agreed to provide Pollak the opportunity to avail himself of Tiger resources including without limitation, use of any phone lines, computers, photocopiers, facsimile machines, postage meters, and other supplies in exchange for Pollak's reimbursement to Tiger of the costs of the same.

     NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. The Corporation hereby engages the Consultant to render to it for a period of twelve (12) months commencing April 11, 1997 (the "Term") the investor and public relations services described herein. The Term hereof may be renewed for successive periods of twelve (12) months each upon written agreement of the Corporation, Tiger, and the Consultant entered into prior to expiration of the initial Term hereof.

2. Services. For the Term of this Agreement, the Consultant shall perform the following services for the corporation:

          Introduce, negotiate, and structure for potential mergers and acquisitions;

          Introduce potential strategic partners;

          Introduce future financing sources;

          Prepare and distribute due-diligence packages for [the brokerage community] which would include presentation folders, press release sheets and a Corporation overview pamphlet;

          Prepare and distribute investor relations packages;

          Provide a dedicated "800" toll free telephone number for investors to utilize;

          Coordinate broker presentations;

          Prepare and disseminate information about the Corporation to investors;

          (b) Present and introduce the Corporation to brokers, fund managers and analysts on a continual basis;

          (c) Prepare and disseminate press releases incompliance with any applicable regulatory guidelines to wire/news services;

          Disseminate for informational purposes the Corporation's publicly filed materials, including the Corporation's Annual and Current Reports on Form 10-K and Form 10-Q, respectively, to investors;

          (d) Prepare and distribute 100,000 units of broker information packages;

          Provide for the production and presentation [on national/local radio stations] of financial interviews about the Corporation;

          (d) Prepare and distribute 100,000 units of mailers on the Corporation to the investor community.

          (e) Introduce the Company to journalists for the purpose of placing articles and events in newspapers and magazine publications;

          (f) Perform such other services as may be reasonably requested from time to time by the officers of the Corporation;

          (g) Reimburse Tiger for its costs related to the use of any of its resources as contemplated herein;

          Locate and introduce at least ten (10) broker dealers and/or market makers to the corporation to make a market in the Corporations securities; and

          Bear all costs and expenses relating to any of the foregoing.

3. Compensation. In consideration for the performance of the services described above, the Corporation shall issue to the Consultant an aggregate of up to Eight Hundred and Eighty Thousand (880,000) shares of its common stock, par value $0.0001 per share (the "Common Stock") as follows:

        One Hundred Thousand (100,000) shares of Common Stock shall be issued upon execution of this Agreement; and

        Sixty Five Thousand (65,000) shares of Common Stock shall be issuable thereafter on the last day of each successive month during the Term of this Agreement.

4. Registration Rights. The Corporation has filed or shall file, contemporaneously with the execution hereof, a registration statement relating to the shares of Common Stock issuable pursuant hereto on Form S-8 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Act"). In the event that, for any reason whatsoever, such Form S-8 is not available for use by the Corporation, the Corporation shall file such form of registration statement as is available for use by the Corporation as specified or otherwise permitted by the Act and the rules and regulations promulgated thereunder. The Corporation shall bear the expenses of such registration and shall: (a) provide prospectuses meeting the requirements of the Act and such other documents as the Consultant my reasonably request for a period of at least twelve (12) months following the effectiveness of such registration statement in order to facilitate the sale or other disposition of such securities; (b) register and qualify for sale any of such securities in such states as the Consultant may reasonably designate; and (c) do any and all other acts and things which may be necessary or desirable to enable the Consultant to consummate the sale or other disposition of such securities.

   The Consultant understands that: (i) the shares of Common Stock issuable hereunder have not previously been the subject of registration under the Act or any applicable state securities laws; (ii) the Consultant my not sell or otherwise transfer such shares unless they are subject to an effective registration statement under the Act and any applicable state securities laws (unless exemptions from such registration requirements are available); (iii) until such shares of Common Stock are subject to an effective registration statement under the Act, a legend will be placed on any certificate or certificates evidencing the same indicating that such securities have not been registered under the Act and setting forth or referring to the restrictions on have not been registered under the Act and setting forth or referring to the restrictions on transferability and sales of such securities; and (iv) the Corporation will place stop transfer instructions against the certificate or certificates evidencing such shares of Common Stock to restrict the transfer thereof. The Consultant agrees not to resell the shares of Common Stock without compliance with the Act and any applicable state securities laws.

5. Confidential Information. The parties hereto recognize that it is fundamental to the business and operation of the Corporation, its subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing entities. The strength and good will of the Corporation is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Corporation, its subsidiaries and divisions thereof. The disclosure of any such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Corporation, its subsidiaries and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or now patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies.

By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder, any information relating to the business operation or other affairs of the Corporation, its subsidiaries and divisions thereof including but not limited to, confidential information concerning the marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client vendor or supplier information, employee information, or other conformational information acquired by each of them in the course of providing services for the Corporation. The Consultant agrees to hold as the Corporation's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business or operation of the Corporation, its subsidiaries and divisions thereof, whether made by the Corporation or the Consultant or as may otherwise come into the possession of the Consultant. Upon the termination of this Agreement or upon the demand of the Corporation, at any time, the Consultant shall deliver the same to the Corporation within twenty-four (24) hours of such termination or demand.

6. Reformation. In the event that a court of competent jurisdiction determines that the confidentiality provisions hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

7. Applicable Law. This agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principals of conflicts of laws thereof and shall inure to the benefit of and be binding upon Tiger, the Consultant and the Corporation and their respective legal successors and assigns.

8. Remedies. In the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty
(30) days after receipt of such notice in which to cure its breach. If, in the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Consultant or the Corporation shall result in irreparable damage and injury for which the non-breach party may not have any adequate remedy at law.

Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

9. No Continuing Waiver. The waiver by any other party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or any other breach of any provision hereof.

10. Notice. Any and all notices from either party to the other which may be specified by, otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

11. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid void or otherwise unenforceable. Notwithstanding the forgoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

12. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

13. Entire Agreement; Amendment. This agreement contains the entire agreement among the Corporation, Tiger, and the Consultant with respect to the subject matter hereof. This agreement may not be amended, changed, modified or discharged, nor may any provisions hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

14. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall no in any way affect the meaning or interpretation of the provisions of this Agreement.

15. Termination. The Corporation may terminate this Agreement with or without cause at any time upon delivery of fifteen (15) days prior written notice to the other party. Any such termination shall result in the termination of Tiger and/or the Consultant's rights to receive any further compensation, except with respect to accrued compensation which Tiger and/or the Consultant shall have the right to receive notwithstanding the termination hereof.

16. Survival. Sections 6 through 9 and sections 11 and 12 shall survive the termination for any reason of this Agreement (whether such termination is by the Corporation, upon the expiration of this Agreement by its terms or otherwise).

   IN WITNESS WHEREOF, the parties have caused this Agreement for consulting Services to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the first above written.

                            BRUSH CREEK MINING
                            AND DEVELOPMENT CO., INC.


                            By:  /s/James S. Chapin
                                 James S. Chapin



                            TIGER EYE CAPITAL



                            BY:  /s/Jason H. Pollak
                                 Jason H. Pollak



                                 /s/Jason H. Pollak
                                 Jason H. Pollak, individually